PART C


Item 23. Exhibits.

           (a)   Articles of Incorporation.(1)

           (b)   By-laws.(1)

           (c)   Not Applicable.

           (d)   Not Applicable.

           (e)   Placement Agent Agreement.(1)

           (f)   Not Applicable.

           (g)   Not Applicable.

           (h)(i)   Administration Agreement. (1)

           (h)(ii)  Subadministration Agreement.(1)

           (h)(iii) Expense Payment Agreement. (1)

           (i)   Not Applicable.

           (j)   Not Applicable.

           (k)   Not Applicable.

           (l)   Investment representation letters
                 of initial investors.(1)

           (m)   Not Applicable.

           (n)   Not Applicable.













As filed with the Securities and Exchange Commission on October 28, 2002.



                             SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C. 20549



                                         FORM N-1A



                    REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY

                                      ACT OF 1940 / /



                                   Amendment No. 6 / X /



                              (Check appropriate box or boxes)



                              BBH COMMON SETTLEMENT FUND, INC.

                     (Exact Name of Registrant as Specified in Charter)



                              140 Broadway, New York, NY 10005

                    (Address of Principal Executive Offices) (Zip Code)



             Registrant's Telephone Number, including Area Code: (800) 625-5759



                                    Christopher A. Cecil

                               Brown Brothers Harriman & Co.

                                       59 Wall Street

                                     New York, NY 10005



                          (Name and Address of Agent for Service)



                                          Copy to:

                               John E. Baumgardner, Jr., Esq.

                                    Sullivan & Cromwell

                                      125 Broad Street

                                     New York, NY 10004












                                     Offering Circular





                                 BBH Common Settlement Fund



                  The date of this Offering Circular is October 28, 2002.



                                  Reference No.: ________



TABLE OF CONTENTS

                                                                            Page



Investment Objective  .....................................................   1

Principal Investment Strategies.........................................      1
Principal Risk Factors ....................................................   1

Fees and Expenses of BBH ComSetSM..........................................   3

Fund Performance...........................................................   4

Investment Adviser.........................................................   4

Shareholder Information ...................................................   5

Additional Investment Information .........................................   8










Eligible  Shareholders  - While other  institutions  are  permitted  to purchase shares of BBH Common Settlement Fund ("BBH ComSetSM"), BBH ComSetSM has been organized for the use by entities that are registered with the Commodity  Futures Trading  Commission (i.e. Future

Commission Merchants, Future Clearing Houses and Commodity Pools).



     In making an investment decision, shareholders must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Shares of the BBH ComSetSM have not been recommended by any U.S. Federal or state or non-U.S. securities commissions or regulatory authorities. Furthermore, none of the foregoing authorities has confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.



Shares  of the BBH  ComSetSM  have  not and  will not be  registered  under  the

Securities  Act of 1933, as amended  ("1933 Act"),  and will be issued solely in private  placement  transactions  that do not involve a public  offering  within

Section 4(2) of the 1933 Act.  Shares of the BBH ComSetSM may not be transferred or resold  except as permitted  under the 1933 Act and the  applicable  state or other  securities laws pursuant to registration  or exemption  therefrom.  There will be no  public  market  for  shares  of the BBH  ComSetSM,  and  there is no obligation  on the part of any  person to  register  shares of the BBH  ComSetSM under the 1933 Act or any state securities law.



INVESTMENT OBJECTIVE



     The investment objective of the BBH ComSetSM is to provide investors with as high a level of income as is consistent with the preservation of capital and the maintenance of liquidity.



PRINCIPAL INVESTMENT STRATEGIES



     BBH  ComSetSM  invests  all of its  assets  in the BBH  U.S.  Money  Market

Portfolio (the  "Portfolio"),  an investment company that has the same objective as  BBH  ComSetSM.  Brown  Brothers  Harriman,  the  Investment  Adviser  of the

     Portfolio, invests all of the assets of the Portfolio in securities which, at the time of purchase, are rated within the highest rating category for short-term obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's Investors Service, Standard & Poor's Corporation and Fitch) (NRSRO) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Issues that do not carry a short-term rating but fall within the maturity parameters of the Portfolio, must carry a long-term debt rating within the two highest debt rating categories by at least two NRSROs. The instruments in which the Investment Adviser may invest include U.S. Government securities and obligations of U.S. and non-U.S. banks (such as certificates of deposit and fixed time deposits), commercial paper, repurchase agreements, reverse repurchase agreements, when-issued and delayed delivery securities and bonds issued by U.S. corporations. The Portfolio invests at least 80% of its assets in securities issued in the U.S.



PRINCIPAL RISK FACTORS



     The principal risks of investing in BBH ComSetSM are described below. A shareholder may lose money by investing in BBH ComSetSM.



   o  Market Risk:

     The price of a debt  security  will  fluctuate  in  response  to changes in interest rates.



   o    Interest Rate Risk:

     The amount of income paid to the shareholder by BBH ComSetSM will fluctuate depending on day-to-day variations in short-term interest rates. In general, the prices of debt securities fall when interest rates rise. In general, the prices of debt securities fall when interest rates rise.



   o  Credit Risk:

     Credit risk refers to the likelihood that an issuer will default on interest or principal payments. Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of issuer, and changes in general economic or political conditions can adversely affect the credit quality or value of an issuer's securities. Entities providing credit support or a maturity-shortening structure also can be affected by these types of changes. Because the Portfolio invests a significant portion of its assets in bank obligations, the value of these investments and the net assets of the Portfolio could decline more dramatically as a result of adverse events affecting the bank industry.



   o  Foreign Investment Risk:

     Because the Portfolio invests in securities issued by non-U.S. banks, the Portfolio is subject to additional risks on these securities such as adverse political, social and economic developments abroad, different kinds and levels of market and issuer regulations and the different characteristics of overseas economies and markets. There may be rapid changes in the values of these securities.



     Investments in BBH ComSetSM are neither insured nor guaranteed by the U.S. Government. Shares of BBH ComSetSM are not deposits or obligations of, or guaranteed by, Brown Brothers Harriman & Co. or any other bank, and are not insured by the Federal Deposit Insurance Corporation,  the Federal Reserve Board

or any other federal, state or other governmental agency.  Although BBH ComSetSM seeks to  preserve  the  value of your  investment  at $1.00  per  share,  it is possible to lose money by investing in BBH ComSetSM.



FEES AND EXPENSES OF THE FUND



       The tables below describe the fees and expenses1 that a shareholder may pay if that shareholder invests in BBH ComSetSM.



                                SHAREHOLDER FEES

                (Fees paid directly from a shareholder's account)



Maximum Sales Charge (Load)

Imposed on Purchases                                  None
Maximum Deferred Sales Charge (Load)                  None

Maximum Sales Charge (Load)

Imposed on Reinvested Dividends                       None

Redemption Fee                                        None

Exchange Fee                                          None



                         ANNUAL FUND OPERATING EXPENSES

                  (Expenses that are deducted from Fund assets

                     as a percentage of average net assets)



Other Expenses

  Administration Fee                                  0.045%
 Expense Payment Agreement                            0.115%2

                                    -----

Total Annual Fund Operating Expenses                        0.160%

                                                             =====


1    The expenses shown for BBH ComSetSM include the expenses of the Portfolio.



2    The expense payment agreement is a contractual arrangement which limits the total  annual  fund  operating  expenses  to 0.16%.  The  arrangement  will continue until June 30, 2003. Included within the expense payment agreement is a management fee of 0.10%.



FUND PERFORMANCE



     Historical total return information for any period or portion thereof prior to the establishment of BBH ComSetSM will be that of the BBH U.S. Money Market Portfolio adjusted to assume that all charges, expenses and fees which were in effect on August 22, 2000 were deducted during such periods, as permitted by applicable Securities and Exchange Commisssion (SEC) staff interpretations. For current yield information, please call

212-493-7888 toll free, or contact your account representative.



[Appears as bar chart in printed material]



1992    3.91

1993    3.11

1994    3.95

1995    5.90

1996    5.34

1997    5.48

1998    5.40

1999    5.12

2000    6.43

2001   _4.15___

------------------------------------------------------------------------------



Highest and Lowest Return

(Quarterly 1992-2001)



------------------------------------------------------------------------------




Return                    Quarter Ending



Highest
1.68___%                     9/00____

Lowest
0.62___%                     12/01____


Average Annual Total Returns

(through December 31, 2001)



---------------------------------------- -------------------------

---------------------------------------------------




                                         1 Year                    5
Years                   10 Years



                                         _4.15___%
5.32____%                     4.87____%



------------------------------------- -------------------------

INVESTMENT ADVISER



     The Investment Adviser to the Portfolio is Brown Brothers Harriman, Private Bankers, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts. The Investment Adviser is located at, 140 Broadway Street, New York, NY 10005.



     The Investment Adviser provides investment advice and portfolio management services to the Portfolio. Subject to the general supervision of the Trustees, the Investment Adviser makes the day-to-day investment decisions, places the purchase and sale orders for the portfolio transactions, and generally manages the  investments.  The Investment  Adviser  provides a broad range of investment management  services for customers in the United States and abroad. At September

30, 2002, it managed total assets of approximately $35 billion.



     A team of individuals manages the Portfolio on a day-to-day basis. This team includes Mr. Glenn E. Baker and Mr. John Ackler of Brown Brothers Harriman & Co. Mr. Baker holds a B.A. and a M.B.A. from the University of Michigan and is a Chartered Financial Analyst. He joined Brown Brothers Harriman & Co. in 1991. Mr. Ackler holds a B.S. from Philadelphia University and an M.B.A. from Lehigh University. He joined Brown Brothers Harriman & Co. in 1999. Prior to joining Brown Brothers Harriman, he worked for Nomura Asset Management USA Inc. from 1998 to 1999 and from 1992 to 1998 he worked for CoreStates Bank, N.A.



     As  compensation  for the services  rendered and related  expenses  such as salaries  of  advisory  personnel  borne by the  Investment  Adviser,  under the

Investment  Advisory  Agreement,  the Portfolio pays the  Investment  Adviser an annual fee,  computed daily and payable  monthly,  equal to 0.10% of the average daily net assets of the Portfolio.



SHAREHOLDER INFORMATION



Net Asset Value



     The NAV of BBH ComSetSM is normally determined every day the New York Stock Exchange is open for regular trading and the Federal Reserve banks are open for business. BBH ComSetSM normally calculates its NAV once daily at 4:00 P.M., Eastern time.



     It is  anticipated  that the NAV per share of BBH ComSetSM will remain  constant  at  $1.00.  No  assurance  can be given  that this goal can be achieved.



     The  Portfolio's  assets are valued by using the  amortized  cost method of valuation.  This method  involves  valuing a security at its cost at the time of purchase  and  thereafter  assuming a constant  amortization  to maturity of any discount or premium,  regardless of the impact of fluctuating  interest rates on the market value of the  instrument.  The market value of the securities held by the Portfolio  fluctuates on the basis of the creditworthiness of the issuers of such  securities  and on the  levels  of  interest  rates  generally.  While the amortized cost method provides certainty in valuation,  it may result in periods when the value so  determined  is higher or lower  than the price the  Portfolio would receive if the security were sold.



Purchase of Shares



     Shares of BBH ComSetSM are issued solely in private placement transactions.

Investments in BBH ComSetSM may only be made in accordance  with Regulation D of the 1933 Act.  Eligible  shareholders  are  "accredited  investors"  and include

Future Commodity  Merchants (FCMs) registered with the Commodity Futures Trading

Commission  (CFTC) or a Futures  Exchange  or its  clearinghouse  which has been designated  by the CFTC  pursuant to the  Commodity  Exchange  Act as a contract market for certain  futures  contracts  and options on futures  contracts.  This

Offering  Circular does not constitute an offer to sell, or the  solicitation of an offer to buy,  any  "security"  within the meaning of the  Securities  Act of

1933.



     An   investment  in  BBH  ComSetSM  may  be  made  without  a  sales  load.

Shareholders  may invest  into BBH  ComSetSM  on any day the NAV is calculated if BBH ComSetSM receives an order,  including  acceptable payment for such order,  prior to such  calculation.  Shares of BBH ComSetSM are entitled to dividends  declared on the day BBH ComSetSM  executes the purchase  order on the books of BBH ComSetSM.



     An  investor  may place  purchase  orders  for Fund  shares  through  Brown

Brothers  Harriman.  Such an  investor  has such  shares  held  directly  in the investor's  name on the books of BBH ComSetSM and is  responsible  for arranging for the payment of the purchase price of Fund shares.  BBH ComSetSM executes all purchase orders for initial and subsequent  purchases at the NAV per share next determined after Brown Brothers  Harriman has received payment in the form of a cashier's check drawn on a U.S. bank, a check certified by a U.S. bank or a wire  transfer.  The  minimum  initial  investment  in BBH  ComSetSM is $10 million ($10,000,000).  Because BBH ComSetSM intends to be fully invested at all times as is reasonably  practicable in order to enhance the yield on its assets,

investments  must  be  made in  federal  funds  (i.e.,  monies  credited  to the custodian of the Fund's account by a Federal Reserve Bank).



     BBH ComSetSM reserves the right to cease accepting  investments at any time or reject any investment order.



Redemption of Shares

     A shareholder in BBH ComSetSM may redeem all or any portion of its investment at the NAV next determined after a request is furnished by the shareholder to Brown Brothers Harriman, U.S. Bank Group, New York, NY 10005, telephone number (212) 493-7888. Any redemption request received on a business day by BBH ComSetSM prior to 3 p.m. Eastern time will be paid on the same day unless a redemption request or payment therefrom has been suspended or postponed. Pursuant to Section 22(e) of the Investment Company Act of 1940, a redemption request can only be postponed or suspended for more than seven days when the NYSE is closed or the Federal Reserve Banks are closed for business (other than weekends or holidays), the SEC determines that trading on the NYSE is restricted, or if the SEC determines that an emergency exists. Unless suspended or postponed, any redemption request received on a business day by BBH ComSetSM after 3 p.m. Eastern time will be paid as soon as possible but no later than the next business day.



     Investments in BBH ComSetSM may be transferred  providing that BBH ComSetSM determines  that the  transferee  of the shares of BBH ComSetSM is an Accredited

Investor as defined in Regulation D of the 1933 Act.



Dividends and Distributions

     The net income and short-term capital gains and losses of BBH ComSetSM,  if any, are declared as a dividend  daily and paid  monthly.  Determination  of BBH

ComSet's  net  income  is  made  each  business  day  immediately  prior  to the determination  of the NAV per share of BBH ComSetSM.  Net income for

days  other  than  such   business  days  is  determined  at  the  time  of  the

determination  of  the  NAV  per  share  of  BBH  ComSetSM  on the immediately preceding business day.



     Dividends declared are payable to shareholders of record of BBH ComSetSM on the date of determination. Shares purchased through the submission of a purchase order  prior to 4:00 P.M.,  Eastern time on such a business  day begin  earning dividends on that business day. Shares redeemed do not qualify for a dividend on the business day that the redemption is executed.



     Unless a shareholder  whose shares are held  directly in the  shareholder's name on the books of BBH ComSetSM  elects to have  dividends  paid in cash,  BBH

ComSetSM  automatically  reinvests  dividends in additional  Fund shares without reference to the minimum subsequent purchase requirement.



Taxes

     Dividends  of net income and net  short-term  capital  gains,  if any,  are taxable to  shareholders  of BBH  ComSetSM  as  ordinary  income,  whether  such dividends are paid in cash or reinvested in additional  shares. The treatment of

BBH  ComSetSM  and its  shareholders  in those states which have income tax laws

might  differ  from  treatment   under  federal  income  tax  laws.   Therefore,

distributions  to  shareholders  may be  subject to  additional  state and local taxes.  Shareholders are urged to consult their tax advisors regarding any state or local taxes.



Foreign Investors

     BBH  ComSetSM  is designed  for  investors  who are either  citizens of the

United  States or  aliens  subject  to United  States  income  tax.  Prospective investors  who are not  citizens  of the  United  States  and who are not aliens subject to United States income tax are subject to United States withholding tax on the entire amount of all  dividends.  Therefore,  such  investors  should not invest in BBH ComSetSM  since  alternative  investments  would not be subject to

United States withholding tax.



         ADDITIONAL INVESTMENT INFORMATION



     License Agreement. Pursuant to a license agreement between BBH ComSetSM and

Brown  Brothers  Harriman & Co. dated August 15, 2000, BBH ComSetSM may continue to use in its name "BBH".  The agreement  may be  terminated  by Brown  Brothers

Harriman  & Co.  at any  time  upon  written  notice  to BBH  ComSetSM  upon the expiration or earlier  termination of any investment  advisory agreement between

BBH ComSetSM or any investment  company in which BBH ComSetSM invests all of its assets and Brown  Brothers  Harriman & Co.  Termination  of the agreement  would require  BBH  ComSetSM  to  change  its  name and the  name of BBH  ComSetSM  to eliminate all reference to "BBH".



     Investment  Structure.   BBH  ComSetSM  seeks  to  achieve  its  investment

objective  by  investing  all of its  assets  in the  Portfolio,  a  diversified open-end  investment  company  having  the  same  investment  objective  as  BBH

ComSetSM.  Other investors,  including mutual funds and institutional investors,

may invest in the  Portfolio on the same terms and  conditions  as BBH ComSetSM.

However,  these other investors may have different  operating expenses which may generate different aggregate  performance results. BBH ComSetSM may withdraw its investment  in  the  Portfolio  at  any  time  as a  result  of  changes  in the

Portfolio's  investment  objective,  policies or restrictions of if the Board of

Directors  determines that it is otherwise in the best interests of BBH ComSetSM to do so.



     Investment Securities.  The Portfolio will comply with CFTC Rule 1.25 which governs the  investment of customer  funds as defined in the Commodity  Exchange

Act.



     U.S. Government  Securities.  The Portfolio may invest in securities issued or guaranteed by the U.S. Government,  its agencies or instrumentalities.  These securities,  including  those  which  are  guaranteed  by  federal  agencies  or instrumentalities,  may or may not be backed by the "full  faith and  credit" of the United States.



     Bank Obligations.  The Portfolio may invest in U.S. dollar-denominated high quality securities.  These securities include negotiable certificates of deposit and fixed time  deposits  of banks,  savings and loan  associations  and savings banks  organized  under the laws of the United States or any state thereof.  The

Portfolio's  investments also include  obligations of non-U.S.  branches of such banks, or of non-U.S. banks or their U.S. or non-U.S.  branches.  (The Portfolio may only invest in obligations of such non-U.S. banks if such bank has more than

$500 million in total assets).



     Commercial  Paper.  The Portfolio may invest in commercial  paper including variable  rate demand  master notes issued by U.S.  corporations  or by non-U.S.

corporations  which are direct  parents or  subsidiaries  of U.S.  corporations.

Master notes are demand  obligations  that permit the  investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S.  commercial bank acting as agent for the payees of such notes.

Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand.



     Repurchase Agreements.  A repurchase agreement is an agreement in which the seller (the "Lender") of a security  agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender.  The Portfolio always receives as collateral securities which are eligible securities for the Portfolio to purchase.



     Other  Obligations.  Assets of the  Portfolio  may be invested in bonds and asset-backed securities with maturities not exceeding thirteen months, issued by

U.S. corporations.





October 28, 2002

                     BBH COMMON SETTLEMENT FUND, INC.
                      REGISTRATION STATEMENT PART B

Cover Page.

         Not applicable.

Table of Contents


                                                                      Page

Investments
         Investment Objective and Policies  .  .  .  .  .              2
         Investment Restrictions   .  .  .  .  .  .  .  .              6
Management

         Directors, Trustees and Officers   .  .  .  .  .              9
         Investment Adviser  .  .  .  .  .  .  .  .  .  .             12
         Administrators.  .  .  .  .  .  .  .  .  .  .  .             13
         Placement Agent.  .  .  .  .  .  .  .  .  .  .  .            16
         Custodian, Transfer and Dividend Disbursing Agent            16
         Independent Auditors                                         16
Net Asset Value.  .  .  .                                             17
Computation of Performance   .  .  .  .  .  .  .                      18
Purchases and Redemptions                                             21
Federal Taxes .  .  .  .  .  .  .  .  .  .  .  .                      21
Description of Shares  .  .  .  .  .  .  .  .  .                      23
Portfolio Brokerage Transactions .  .  .  .                           25
Bond, Note and Commercial Paper Ratings                               26
Additional Information. . . . . . . . . . . . . . .                   27
Financial Statements                                                  28


Fund History.

     BBH Common Settlement Fund, Inc. ("BBH ComSetSM") is an open-end management investment company which was organized as a Maryland corporation on July 31, 2000. BBH ComSetSM is a type of mutual fund commonly known as a money market fund. BBH ComSetSM is designed to be a cost effective and convenient means of making substantial investments in money market instruments.

     Brown Brothers Harriman & Co. is the investment adviser (the "Investment Adviser") of the BBH U.S. Money Market Portfolio (the "Portfolio").

INVESTMENT OBJECTIVE AND POLICIES

     The investment objective of BBH ComSetSM is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. BBH ComSetSM seeks to achieve its investment objective by investing all of its assets in the Portfolio a diversified open-end investment company having the same investment objective as BBH ComSetSM. The Portfolio pursues its investment objective by investing in high quality, short-term money market instruments. The BBH ComSetSM will provide shareholders with at least 60 days notice of any changes in its investment policy as required by Rule 35d-1. This policy shall be interpreted and implemented in accordance with its purpose, which is solely to comply with Rule 35d-1. For these purposes, the Portfolio adheres to the following operating policies (which may be changed without shareholder or investor approval):

     Interest Rate Risk Control. The average maturity of the Portfolio will be limited to 60 days. Rule 2a-7 under the Investment Company Act of 1940 ("Rule 2a-7") and CFTC Rule 1.25 guidelines currently limit the average maturity of a money market fund to 90 days.

     Liquidity. The Portfolio will maintain a minimum of 20% of its net assets in securities with a time to maturity of 7 days or less.

     Issuer Diversification. The Portfolio will not invest more than 3% of its net assets in one or more securities with a time to maturity longer than 7 days issued by a non-Government issuer. Rule 2a-7 and CFTC Rule 1.25 guidelines currently allow issuer concentrations of 5%.

     Credit Quality. The Portfolio will maintain a minimum of 50% of its net assets in securities rated A1+ by Standard & Poor's, and invest the balance of its assets in securities rated A1. Government securities, repurchase agreements and securities maturing in 7 days or less will be considered A1+ for these purposes.

     There can be no assurance that BBH ComSetSM's investment objective or that of the Portfolio will be achieved.

     The following supplements the information contained in Part A concerning the investment objective, policies and techniques of BBH ComSetSM and the Portfolio. Since the investment characteristics of BBH ComSetSM correspond directly to those of the Portfolio, the following is a discussion of the various investments and investment policies of the Portfolio. Shareholder composition may fluctuate between individual investors and institutional investors and their underlying interest holders (e.g., futures commission merchants), and one or more investors could at any given time hold a significant percentage of the Fund's outstanding shares. A large scale redemption by such an investor could cause the Portfolio to sell certain assets at an inopportune time.

     Loans of Portfolio Securities Loans of portfolio securities up to 30% of the total value of the Portfolio are permitted and may be entered into for not more than one year. Securities of the Portfolio may be loaned if such loans are secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. While such securities are on loan, the borrower pays the Portfolio any income occruing thereon, and cash collateral may be invested for the Portfolio, thereby earning additional income. All or any portion of interest earned on invested collateral may be paid to the borrower. Loans are subject to termination by the Portfolio in the normal settlement time, currently three business days after notice, or by the borrower on one day's notice. Borrowed securities are returned when the loan is terminated. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities of the Portfolio are not loaned to Brown Brothers Harriman & Co. or to any affiliate of BBH ComSet, the Portfolio or Brown Brothers Harriman & Co.

     U.S. Government Securities Assets of the Portfolio may be invested in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities which are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the U.S. Postal Service and the Resolution Funding Corporation (REFCORP), each of which has a limited right to borrow from the U.S. Treasury to meet its obligations, and securities of the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (FHLMC) and the Student Loan Marketing Association, the obligations of each of which may be satisfied only by the individual credit of the issuing agency. Securities which are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass through obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. Government securities.

     Bank Obligations Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit and fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. See "Bond, Note and Commercial Paper Ratings" in this Part B. There is no additional percentage limitation with respect to investments in negotiable certificates of deposit and fixed time deposits of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to investors (i.e., BBH ComSetSM and other investors in the Portfolio); however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or the Placement Agent, or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.



     Corporate Debt Securities Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

     In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

     Commercial Paper Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (NRSROs) (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might been countered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers.

     Borrowing The Investment Company Act of 1940 (the "1940 Act") permits a registered investment company to borrow money from banks, so long as it maintains asset coverage of 300% for all outstanding borrowings. Funds must reduce the amount of their borrowings within three days if their asset coverage falls below 300%. As a general matter, a fund that borrows money is susceptible to the risk of having to sell portfolio securities at an inopportune time in order to maintain the 300% asset coverage ratio required by the 1940 Act. Borrowing may also exaggerate the impact on a fund of any increase or decrease in the value of its investments (which would have a corresponding effect on the fund's share value). Money borrowed is also subject to interest costs.

     Repurchase Agreements A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week, and at no time are assets of the Portfolio invested in a repurchase agreement with a maturity of more than one year. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one year from the effective date of the repurchase agreement. The Portfolio always receives as collateral eligible securities for the Portfolio to purchase. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of Brown Brothers Harriman & Co, the Portfolio's Custodian. If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances. A repurchase agreement with more than seven days to maturity may not be entered into for the Portfolio if, as a result, more than 10% of the Portfolio's net assets would be invested in such repurchase agreement together with any other investment for which market quotations are not readily available.

     Reverse Repurchase Agreements Reverse repurchase agreements may be entered into only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the Portfolio agrees to repurchase securities sold by it at a mutually agreed upon time and price. As such, it is viewed as the borrowing of money for the Portfolio. Proceeds of borrowings under reverse repurchase agreements are invested for the Portfolio. This is the speculative factor known as "leverage". If interest rates rise during the term of a reverse repurchase agreement utilized for leverage, the value of the securities to be repurchased for the Portfolio as well as the value of securities purchased with the proceeds will decline. In these circumstances, the Portfolio's entering into reverse repurchase agreements may have a negative impact on the ability to maintain BBH ComSetSM's net asset value (NAV) of $1.00 per share. Proceeds of a reverse repurchase transaction are not invested for a period which exceeds the duration of the reverse repurchase agreement. A reverse repurchase agreement is not entered into for the Portfolio if, as a result, more than one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements, is engaged in reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, the amount of the Portfolio's obligations created by reverse repurchase agreements is reduced within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission (SEC) may prescribe, to an extent that such obligations do not exceed, in the aggregate, one-third of the market value of the Portfolio's assets, as defined above. A segregated account with the Custodian is established and maintained for the Portfolio with liquid assets in an amount at least equal to the Portfolio's purchase obligations under its reverse repurchase agreements. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the purchase obligations.

     When-Issued and Delayed Delivery Securities Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's NAV. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments for such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

     Other Obligations Assets of the Portfolio may be invested in bonds and asset-backed securities with maturities not exceeding thirteen months, issued by U.S. corporations which at the date of investment are rated within the highest short-term rating category for such obligations or the two highest long-term rating categories by at least two (unless only rated by one) NRSROs (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

     Assets of the Portfolio may also be invested in obligations of the International Bank for Reconstruction and Development which may be supported by appropriated but unpaid commitments of its member countries, although there is no assurance that these commitments will be undertaken in the future. However, assets of the Portfolio may not be invested in obligations of the Inter-American Development Bank or the Asian Development Bank.

     Supranational Agencies Supranational agencies supported by the capital of more than one sovereign state, such as the World Bank or the Asian Development Bank.

     INVESTMENT RESTRICTIONS BBH ComSetSM and the Portfolio are operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM or the Portfolio, as the case may be (see "Additional Information"). Since the investment restrictions of BBH ComSetSM correspond directly to those of the Portfolio, the following is a discussion of the various investment restrictions of the Portfolio.

     Except that BBH ComSetSM may invest all of its assets in an open-end investment company with substantially the same investment objective, policies and restrictions as BBH ComSetSM, neither the Portfolio nor BBH ComSetSM, may:

     (1)enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value of its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

     (2) enter into reverse repurchase agreements which, including any borrowings under Investment Restriction No. 3, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;

     (3) borrow money, except as permitted by the 1940 Act and rules thereunder;

     (4) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

     (5) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of such investments in such industry would exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

     (6) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. Government, its agencies or instrumentalities;

     (7) make loans, except through the purchase or holding of debt obligations, repurchase agreements or loans of portfolio securities in accordance with its investment objective and policies (see "Investment Objective and Policies");

     (8) purchase or sell puts, calls, straddles, spreads, or any combinations thereof; real estate; commodities; commodity contracts or interests in oil, gas or mineral exploration or development programs. However, bonds or commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

     (9) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

     (10) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;

     (11) act as an underwriter of securities; or

     (12) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     Except as otherwise required, there will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

     BBH ComSetSM is classified as "diversified" under the 1940 Act, which means that at least 75% of its total assets is represented by cash; securities issued by the U.S. Government, its agencies or instrumentalities; and other securities limited in respect of any one issuer to an amount no greater than 5% of BBH ComSetSM's total assets (other than securities issued by the U.S. Government, its agencies or instrumentalities).

     NON-FUNDAMENTAL RESTRICTIONS: The Portfolio and BBH ComSetSM may not as a matter of operating policy (except that BBH ComSetSM may invest all of its assets in an open-end investment company with substantially the same investment objective, policies and restrictions as BBH ComSetSM): (i) purchase more than 10% of all outstanding debt obligations of any one issuer (other than securities issued by the U.S. government, its agencies instrumentalities); (ii) invest more than 10% of its net assets (taken at the greater of cost or market value) in restricted securities; (iii) invest more than 10% of its net assets (taken at the greater of cost or market value) in illiquid securities; (iv) purchase securities of other investment companies, except in connection with a merger, consolidation, reorganization or acquisition of assets, and except that each may invest in securities of other investment companies subject to the restrictions set forth in Section 12(d)(1) of the 1940 Act; or (v) mortgage, pledge or hypothecate any assets except in connection with one or more borrowings described in Investment Restriction No. 3 and in amounts not to exceed 33 1/3% of the value of its total assets at the time of such borrowing. In addition, neither the Portfolio nor BBH ComSetSM, as the case may be, will purchase securities while borrowings exceed 5% of its total assets. It is intended that any borrowing by the Portfolio or BBH ComSetSM will be to facilitate the orderly sale of portfolio securities and/or to meet redemption requests, and will not be for investment purposes. These policies are non-fundamental and may be changed without shareholder approval.

     PERCENTAGE AND RATING RESTRICTIONS. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy.

     MANAGEMENT Directors Of The Corporation Information pertaining to the Directors and executive officers of the Corporation is set forth below.

--------------------------------------------------------------------------------------
Name, Address,  Position(s) Term of    Principal          Number of    Other
and Age         Held with   Office#    Occupation(s)      Funds in     Trustee/Director-ships
                the         and        During Past 5      Fund         Held
                Corporation Length of  Years              Complex
                            Time                          Overseen by
                            Served                        Director^
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
"Interested"
Directors:
--------------------------------------------------------------------------------------
Joseph V.
Shields Jr.*
---------------------------------------------------------------------------
      Name of             Dollar Range of Equity   Aggregate Dollar Range
Director                  Securities in Fund       of Equity Securities
                                                   in All Registered
                                                   Investment Companies
                                                   Overseen by Director
                                                   in Family of
                                                   Investment Companies
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V. Shields, Jr.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P. Beard           None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P. Feldman          None                     $10,001-$50,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy              None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D. Miltenberger    None                     Over $100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L. Carpenter      None                     Over $100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Clifford A. Clark         None                     $50,001-$100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
J. Angus Ivory            None                     None
---------------------------------------------------------------------------


     As of September 30, 2002, the Directors and Officers of the Corporation as a group owned beneficially less than 1% of the outstanding shares of the Corporation, and to the knowledge of the Corporation, no person owned beneficially more than 5% of the outstanding shares of the Portfolio except as set forth below:

     At the close of business on September 30, 2002, no person, to the knowledge of management, owned beneficially more than 5% of the outstanding shares of BBH ComSetSM except that BNP Paribas owned 50,000,000 shares (5.6%); Prudential Securities owned 60,000,000 shares ( 6.7%); BOTCC & Lehman owned 73,000,000 shares (8.2%); Daiwa Securities House owned 100,000,000 shares (11.2%); and BOTCC First Boston House owned 120,000,000 shares (13.5%). Shareholders owning more than 25% of the outstanding shares in BBH ComSetSM have informed BBH ComSetSM that whenever such shareholder is requested to vote on matters pertaining to BBH ComSetSM (other than a vote by BBH ComSetSM to continue the operation of BBH ComSetSM upon the withdrawal of another shareholder in BBH ComSetSM), such shareholder will hold a meeting of its investors and will cast its votes as instructed by those investors.


     COMPENSATION The Directors of BBH ComSetSM receive no compensation for their services. By virtue of the responsibilities assumed by Brown Brothers Harriman & Co. under the Investment Advisory Agreement with the Portfolio and the Administration Agreement with BBH ComSetSM, and by Brown Brothers Harriman Trust Company LLC under the Administration Agreement with the Portfolio (see "Investment Adviser" and "Administrators"), neither BBH ComSetSM nor the Portfolio requires employees other than its officers, and none of its officers devote full time to the affairs of BBH ComSetSM or the Portfolio, as the case may be, or, other than the Chairman, receive any compensation from BBH ComSetSM or the Portfolio. Each member of the Board of Directors receives a base annual fee of $15,000 (except the Chairman who receives a base annual fee of $20,000) and such base annual fee is allocated among all series of the Corporation and BBH Trust, respectively, and each active BBH HubSM Portfolio (in each case, based upon their respective net assets). Members of the Valuation Committee (Mssrs. Feldman, Carpenter and Shields) receive an additional $2,000 per year. In addition, each series of the Corporation and BBH Trust, and each such Portfolio that has commenced operations, pays an annual fee to each Director of $1,000.


Director Compensation For Fiscal Year Ended 06/30/02

---------------------------------------------------------------------------
Name of         Aggregate      Pension or     Estimated      Total
Person,         Compensation   Retirement     Annual         Compensation
Position        from Fund      Benefits       Benefits upon  from Fund
                               Accrued as     Retirement     Complex^
                               Part of Fund                  paid to
                               Expenses                      Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V.       $2,240         None           None           $41,500
Shields, Jr.,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P.       $2,118         None           None           $35,500
Beard, Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L.      $2,118         None           None           $36,500
Carpenter,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Clifford A.     $2,118         None           None           $35,500
Clark, Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P.        $2,118         None           None           $36,500
Feldman,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
J. Angus        $2,118         None           None           $36,500
Ivory, Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy,   $2,118         None           None           $36,500
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D.       $2,118         None           None           $35,250
Miltenberger,
Director
---------------------------------------------------------------------------


^     See corresponding note to "Trustees" table, above.


**    As of May 26, 2001.




     Because of the services rendered to the Director by the Investment Adviser and the Administrator, the Corporation requires no employees other than its officers, and the officers receive no compensation from the Corporation or the Fund.

     CODE OF ETHICS BBH ComSetSM, the Portfolio, the Adviser and the Placement Agent each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code of ethics to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions. The code of ethics of BBH ComSetSM, the Portfolio, the Adviser and the Placement Agent are on file with and are available from the SEC.

     INVESTMENT ADVISER Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman & Co. Provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

     The Investment Advisory Agreement between Brown Brothers Harriman & Co. And the Portfolio is dated December 15, 1993, as amended and restated July 1, 2000, and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940
Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on November 9, 2000. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on 60 days' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days' written notice to the Portfolio (see "Additional Information").

     With respect to the Portfolio, the investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.10% of the Portfolio's average daily net assets. Prior to July 1, 2000, the investment advisory fee paid to the Investment Adviser was calculated daily and paid monthly at an annual rate equal to 0.15% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2002, 2001 and 2000, the Portfolio incurred $3,458,367, $1,833,120 and $1,974,749, respectively, for advisory services.

     The investment advisory services of Brown Brothers Harriman & Co. to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman & Co. is free to and does render investment advisory services to others, including other registered investment companies.

     Pursuant to a license agreement between each of the Portfolio and BBH ComSetSM and Brown Brothers Harriman & Co. dated May 9, 2000 and August 15, 2000, respectively, each of the Portfolio and BBH ComSetSM may continue to use in its name "BBH". Each agreement may be terminated by Brown Brothers Harriman & Co. at any time upon written notice to the Portfolio or BBH ComSetSM, as the case may be, upon the expiration or earlier termination of any investment advisory agreement between the Portfolio and Brown Brothers Harriman & Co. Termination of the agreement would require each of the Portfolio and BBH ComSetSM to change its name to eliminate all reference to "BBH".

     ADMINISTRATORS   Brown  Brothers  Harriman  Trust  Company,   LLC  acts  as
Administrator of BBH ComSetSM and the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of Brown Brothers Harriman & Co.

     In its capacity as Administrator of BBH ComSetSM, Brown Brothers Harriman Trust Company, LLC administers all aspects of BBH ComSetSM's operations subject to the supervision of BBH ComSetSM's Directors except as set forth below under "Placement Agent". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides BBH ComSetSM with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of BBH ComSetSM; (ii) oversees the performance of administrative and professional services to BBH ComSetSM by others, including BBH ComSetSM's Transfer and Dividend Disbursing Agent; (iii) provides BBH ComSetSM with adequate office space and communications and other facilities; and
(iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of BBH ComSetSM's registration statement, the printing of such documents for the purpose of filings with the SEC and state securities administrators, and the preparation of tax returns for BBH ComSetSM and reports to shareholders and the SEC.

     For the services rendered to BBH ComSetSM and related expenses borne by Brown Brothers Harriman Trust Company, LLC, as Administrator of BBH ComSetSM, Brown Brothers Harriman Trust Company, LLC receives from BBH ComSetSM an annual fee, computed daily and payable monthly, equal to 0.01% of BBH ComSetSM's average daily net assets. For the period July 1, 2001 to June 30, 2002, BBH ComSetSM incurred $115,696_________ in administration fees.

     Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator of the Portfolio, administers all aspects of the Portfolio's operations subject to the supervision of the Portfolio's Trustees except as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator for the Portfolio and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's registration statement for filing with the Securities and Exchange Commission, and the preparation of tax returns for the Portfolio and reports to investors and the SEC.

     For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company, LLC as Administrator of the Portfolio, Brown Brothers Harriman Trust Company, LLC receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.035% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2002, 2001 and 2000, the Portfolio incurred $1,212,199, $642,049 and $460,775, respectively, for administrative services.

     The Administration Agreement between BBH ComSetSM and Brown Brothers Harriman Trust Company, LLC (dated August 15, 2000) and between the Portfolio and Brown Brothers Harriman Trust Company, LLC (dated March 1, 1999) will remain in effect for two years from such respective date and thereafter, but only so long as each such agreement is specifically approved at least annually in the same manner as the Portfolio's Investment Advisory Agreement (see "Investment Adviser"). The Independent Directors last approved BBH ComSetSM's Administration Agreement on August 15, 2000. The Independent Trustees last approved the Portfolio's Administration Agreement on November 9, 2000. Each agreement will terminate automatically if assigned by either party thereto and is terminable with respect to BBH ComSetSM or the Portfolio at any time without penalty by a vote of a majority of the Directors of BBH ComSetSM or the Trustees of thePortfolio, as the case may be, or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM or the Portfolio, as the case may be. BBH ComSetSM's Administration Agreement is terminable by the Directors of BBH ComSetSM or shareholders of BBH ComSet on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by BBH ComSetSM and other investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. Each agreement is terminable by the respective Administrator on 90 days' written notice to BBH ComSetSM or the Portfolio, as the case may be.

     Pursuant to separate Sub-administrative Services Agreements between Brown Brothers Harriman Trust Company, LLC and each of Federated Services Company ("Federated") and Brown Brothers Harriman & Co. (each, a "Sub-administrator"), the Sub-administrators perform such sub-administrative duties for BBH ComSetSM and the Portfolio as are from time to time agreed upon by Brown Brothers Harriman Trust Company, LLC and each Sub-administrator. The offices of Federated are located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The offices of Brown Brothers Harriman & Co. are located at 59 Wall Street, New York, New York 10005. The Sub-administrators' sub-administrative duties may include, but are not necessarily limited to, providing equipment and clerical personnel necessary for maintaining the organization of BBH ComSetSM and the Portfolio, participating in the preparation of documents required for compliance by BBH ComSetSM and the Portfolio with applicable laws and regulations, preparing certain documents in connection with meetings of Directors/Trustees and shareholders of BBH ComSetSM and the Portfolio, and other functions that would otherwise be performed by Brown Brothers Harriman Trust Company, LLC as set forth above (see Administrator"). For performing such sub-administrative services, each Sub-administrator receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed to between Brown Brothers Harriman Trust Company, LLC and each Sub-administrator, which fees, in the aggregate, may not exceed the amount paid to Brown Brothers Harriman Trust Company, LLC by BBH ComSetSM and the Portfolio, respectively.

     PLACEMENT AGENT BBH ComSetSM has not retained the services of a principal underwriter or distributor, since interests in BBH ComSetSM are offered solely in private placement transactions. Effective September 16, 2002, Edgewood Services, Inc. ("Edgewood") serves as BBH ComSetSM's placement agent, for which it receives no compensation. Its offices are located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. The Distributor's Contract dated as of September 16, 2002 between BBH ComSetSM and Edgewood remains in effect for two years from the date of its execution and thereafter, but only so long as the continuance of such agreement is specifically approved at least annually in conformity with the requirements of the 1940 Act. The Distributor's Contract was first approved by the Independent Directors of BBH ComSetSM on August 6, 2002. The agreement terminates automatically in the event of its assignment, and may be terminated (i) with respect to BBH ComSetSM at any time, without penalty, by the Board of Directors of BBH ComSetSM or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM on not more than ninety (90) days' written notice to Edgewood, and
(ii) by Edgewood on ninety (90) days' written notice to BBH ComSetSM.

     EXPENSE PAYMENT AGREEMENT Under an expense payment agreement dated August 15, 2000, Brown Brothers Harriman Trust Company, LLC pays the expenses of BBH ComSetSM, other than fees paid to Brown Brothers Harriman Trust Company, LLC under BBH ComSetSM's Administration Agreement and other than expenses relating to the organization of BBH ComSetSM. In return, Brown Brothers Harriman Trust Company, LLC receives a fee from BBH ComSetSM such that after such payment the aggregate expenses of BBH ComSetSM do not exceed an agreed upon annual rate, currently 0.16% of the average daily net assets of BBH ComSetSM. Such fees are computed daily and paid monthly. The expense payment agreement will terminate on June 30, 2003. For the period July 1, 2001 to June 30, 2002, the Fund incurred $1,803,437__________ in expenses, including administration fees of $115,696_________.

     CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, is the Custodian for BBH ComSetSM and the Portfolio.

     As Custodian for BBH ComSetSM, it is responsible for holding BBH ComSetSM's assets (i.e., cash and BBH ComSetSM's interest in the Portfolio) pursuant to a custodian agreement with BBH ComSetSM. Cash is held for BBH ComSetSM in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator of BBH ComSetSM, the Custodian maintains the accounting records for BBH ComSetSM and each day computes the NAV and net income per share of BBH ComSetSM.

     As Custodian for the Portfolio, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator of the Portfolio, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the NAV and net income of the Portfolio.

     Forum Shareholder Services, LLC, Two Portland Square, Portland, Maine 04101 is the Transfer and Dividend Disbursing Agent for BBH ComSetSM. The Transfer and Dividend Disbursing Agent is responsible for maintaining the books and records detailing ownership of BBH ComSetSM's shares.

     INDEPENDENT AUDITORS Deloitte & Touche LLP, Boston, Massachusetts are the independent auditors for BBH ComSetSM and Portfolio.

     NET ASSET VALUE The NAV of each of BBH ComSetSM's shares is determined each day the New York Stock Exchange is open for regular trading and New Yorkthe Federal banks are open for business. (As of the date of this Statement of Additional Information, such Exchange and banks are so open every weekday except for the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas.) This determination of NAV of each share of BBH ComSetSM is made once during each such day as of the close of regular trading on such Exchange by subtracting from the value of BBH ComSetSM's total assets (i.e., the value of its investment in the Portfolio and other assets) the amount of its liabilities, including expenses payable or accrued, and dividing the difference by the number of shares of BBH ComSetSM outstanding at the time the determination is made.

     The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined at the same time and on the same days as the NAV per share of BBH ComSetSM is determined. The determination of the value of BBH ComSetSM's investment in the Portfolio is made by subtracting from the value of the total assets of the Portfolio the amount of the Portfolio's liabilities and multiplying the difference by the percentage, effective for that day, which represents BBH ComSetSM's share of the aggregate beneficial interests in the Portfolio. The value of BBH ComSetSM's investment in the Portfolio is determined once daily at 4:00 P.M., Eastern time on each day the New York Stock Exchange is open for regular trading and New York banks are open for business.

     The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

     Pursuant to a rule of the SEC, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interests of BBH ComSetSM's shareholders and the Portfolio's other investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Portfolio have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the NAV as computed; (ii) the procedures include periodic review by the Trustees of the Portfolio, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Portfolio will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Portfolio will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the value of interests in the Portfolio, to minimize any material dilution or other unfair results which might arise from differences between the two methods of valuation.

     Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Portfolio determine present minimal credit risks and which are of high quality as determined by any NRSRO that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or, in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Adviser under the general supervision of the Trustees of the Portfolio; (ii) a dollar-weighted average portfolio maturity of not more than 90 days be maintained and no instrument is purchased with a remaining maturity of more than 397 days; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities).

     It is expected that BBH ComSetSM will have a positive net income at thetime of each determination thereof. If for any reason BBH ComSetSM's net income is a negative amount, which could occur, for instance, upon default by an issuer of a portfolio security, BBH ComSetSM would first offset the negative amount with respect to each shareholder account from the dividends declared during the month with respect to those accounts. If and to the extent that negative net income exceeds declared dividends at the end of the month, BBH ComSetSM would reduce the number of outstanding Fund shares by treating each shareholder as having contributed to the capital of BBH ComSetSM that number of full and fractional shares in his or her account which represents his or her share of the amount of such excess. Each shareholder would be deemed to have agreed to such contribution in these circumstances by his or her investment in BBH ComSetSM.

     COMPUTATION OF PERFORMANCE The current and effective yields of BBH ComSetSM may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Seven-day current yield is computed by dividing the net change in account value (exclusive of capital changes) of a hypothetical pre-existing account having a balance of one share at the beginning of a seven-day calendar period by the value of that account at the beginning of that period, and multiplying the return over the seven-day period by 365/7. For purposes of the calculation, net change in account value reflects the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but does not reflect realized gains or losses or unrealized appreciation or depreciation. BBH ComSetSM's current yield for the seven-day calendar period ended June 30, 2001 2002 was 4.08 %. In addition, BBH ComSetSM may use an effective annualized yield quotation for BBH ComSetSM computed on a compounded basis by adding 1 to the base period return (calculated as described above), raising the sum to a power equal to 365/7, and subtracting 1 from the result. Based upon this latter method, BBH ComSetSM's effective annualized yield for the seven-day calendar period ended June 30, 2002 was 1.38%

     The yield should not be considered a representation of the yield of BBH ComSetSM in the future since the yield is not fixed. Actual yields will depend on the type, quality and maturities of the investments held for the Portfolio, changes in interest rates on investments, and BBH ComSetSM's expenses during the period.

     Yield  information  may be useful  for  reviewing  the  performance  of BBH
ComSetSM and for providing a basis for comparison with other investment alternatives. However, unlike bank deposits or other investments which pay a fixed yield for a stated period of time, BBH ComSetSM's yield does fluctuate, and this should be considered when reviewing performance or making comparisons.

     BBH ComSetSM's "yield" and "effective yield" may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Both yield figures are based on historical earnings and are not intended to indicate future performance. Performance information may include BBH ComSetSM's investment results and/or comparisons of its investment results to various unmanaged indexes (such as 1-month LIBOR) and to investments for which reliable performance data is available. Performance information may also include comparisons to averages, performance rankings or other information prepared by recognized mutual fund statistical services. To the extent that unmanaged indexes are so included, the same indexes will be used on a consistent basis. BBH ComSetSM's investment results as used in such communications are calculated in the manner set forth below.

     The "yield" of BBH ComSetSM refers to the income generated by an investment in BBH ComSetSM over a seven-day period (which period will be stated). This income is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in BBH ComSetSM is assumed to be reinvested. The "effective yield" is slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

     The average annual total return of the Fund is calculated for any period by
(a) dividing (i) the sum of the aggregate NAV per share on the last day of the period of shares purchased with a $1,000 payment on the first day of the period and the aggregate net asset value per share on the last day of the period of shares purchasable with dividends and capital gains distributions declared during such period with respect to shares purchased on the first day of such period and with respect to shares purchased with such dividends and capital gains distributions, by (ii) $1,000, (b) raising the quotient to a power equal to 1 divided by the number of years in the period, and (c) subtracting 1 from the result.

     The total rate of return of the Fund for any specified period is calculated by (a) dividing (i) the sum of the aggregate net asset value per share on the last day of the period of shares purchased with a $1,000 payment on the first day of the period and the aggregate NAV per share on the last day of the period of shares purchasable with dividends and capital gains distributions declared during such period with respect to shares purchased on the first day of such period and with respect to shares purchased with such dividends and capital gains distributions, by (ii) $1,000, and (b) subtracting 1 from the result.

     The Portfolio commenced operations as of October 31, 1994 after the transfer to it of all of the assets of BBH Money Market Fund ("Money Market Fund") in exchange for an interest in the Portfolio. The Money Market Fund has investment policies, objective, guidelines and restrictions that are in all material respects equivalent to those of the Portfolio. The assets of the Portfolio as of October 31, 1994 were the same as the assets of the Money Market Fund immediately prior to the transfer. While the Money Market Fund continues to exist, its assets consist solely of its interest in the Portfolio. Since, in a practical sense, the Money Market Fund constitutes the "predecessor" of the Portfolio, the performance of the Portfolio is calculated for periods or portions thereof that commenced prior to the transfer of the Money Market Fund's assets to the Portfolio by including the performance of the Money Market Fund, with appropriate adjustments.

     Historical total return information for any period or portion thereof prior to the establishment of the Fund will be that of the Portfolio, adjusted to assume that all charges, expenses and fees of the Fund and the Portfolio which are presently in effect were deducted during such periods, as permitted by applicable SEC staff interpretations. The table that follows sets forth average annual total return information for the periods indicated:

                                                                      6/30/02

                  1 Year:                                              2.48%

                  5 Years:                                             4.95%

                 10 Years:                                             4.75%

     Performance calculations should not be considered a representation of the average annual or total rate of return of the Fund in the future since the rates of return are not fixed. Actual total rates of return and average annual rates of return depend on changes in the market value of, and dividends and interest received from, the investments held by the Fund's Portfolio and the Fund's and Portfolio's expenses during the period.

     Total and average annual rate of return information may be useful for reviewing the performance of the Fund and for providing a basis for comparison with other investment alternatives. However, unlike bank deposits or other investments which pay a fixed yield for a stated period of time, the Fund's total rate of return fluctuates, and this should be considered when reviewing performance or making comparisons.

     The Fund's performance may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Performance figures are based on historical earnings and are not intended to indicate future performance. Performance information may include the Fund's investment results and/or comparisons of its investment results to various unmanaged indexes and to investments for which reliable performance data is available. Performance information may also include comparisons to averages, performance rankings or other information prepared by recognized mutual fund statistical services. To the extent that unmanaged indexes are so included, the same indexes are used on a consistent basis. The Fund's investment results as used in such communications are calculated on a total rate of return basis in the manner set forth below.

     Period and average annualized "total rates of return" may be provided in such communications. The "total rate of return" refers to the change in the value of an investment in the Fund over a stated period based on any change in NAV per share and including the value of any shares purchasable with any dividends or capital gains distributions during such period. Period total rates of return may be annualized. An annualized total rate of return is a compounded total rate of return which assumes that the period total rate of return is generated over a one year period, and that all dividends and capital gains distributions are reinvested. An annualized total rate of return is slightly higher than a period total rate of return if the period is shorter than one year, because of the assumed reinvestment.

PURCHASES AND REDEMPTIONS

     A confirmation of each purchase and redemption transaction is issued on execution of that transaction.

     Redemptions from BBH ComSetSM are processed once a completed account application with a certified taxpayer identification number has been received.

     In the event a shareholder redeems all shares held in BBH ComSetSM at any time during the month, all accrued but unpaid dividends are included in the proceeds of the redemption and future purchases of shares of BBH ComSetSM by such shareholder would be subject to BBH ComSetSM's minimum initial purchase requirements.

     BBH ComSetSM reserves the right to discontinue, alter or limit the automatic reinvestment privilege at any time, but will provide shareholders prior written notice of any such discontinuance, alteration or limitation.

     FEDERAL TAXES Dividends of net income and net short-term capital gains, if any, are taxable to shareholders of BBH ComSetSM as ordinary income, whether such dividends are paid in cash or reinvested in additional shares. These distributions are not eligible for the dividends-received deduction allowed to corporate shareholders.

     Each year, BBH ComSetSM intends to continue to qualify and elect that it be treated as a separate "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Under Subchapter M of the Code BBH ComSetSM is not subject to federal income taxes on amounts distributed to shareholders. A 4% non-deductible excise tax is imposed on BBH ComSetSM to the extent that certain distribution requirements for BBH ComSetSM for each calendar year are not met. BBH ComSetSM intends to continue to meet such requirements. The Portfolio is also not required to pay any federal income or excise taxes.

     Qualification as a regulated investment company under the Code requires, among other things, that (a) at least 90% of BBH ComSetSM's annual gross income, without offset for losses from the sale or other disposition of securities, be derived from interest, payments with respect to securities loans, dividends and gains from the sale or other disposition of securities or other income derived with respect to its business of investing in such securities; (b) less than 30% of BBH ComSetSM's annual gross income be derived from gains (without offset for losses) from the sale or other disposition of securities held for less than three months; and (c) the holdings of BBH ComSetSM be diversified so that, at the end of each quarter of its fiscal year, (i) at least 50% of the market value of BBH ComSetSM's assets be represented by cash, U.S. Government securities and other securities limited in respect of any one issuer to an amount not greater than 5% of BBH ComSetSM's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of BBH ComSetSM's assets be invested in the securities of any one issuer (other than U.S. Government securities and securities of other investment companies). In addition, in order not to be subject to federal income tax, at least 90% of BBH ComSetSM's net investment income and net short-term capital gains earned in each year must be distributed to BBH ComSetSM's shareholders.

     To maintain a constant $1.00 per share NAV, the Directors may direct that the number of outstanding shares be reduced pro rata. If this adjustment is made, it will reflect the lower market value of portfolio securities and not realized losses.

     Other Taxes. The treatment of BBH ComSetSM and its shareholders in those states which have income tax laws might differ from treatment under the federal income tax laws. Distributions to shareholders may be subject to additional state and local taxes. Shareholders are urged to consult their tax advisors regarding any state or local taxes.

     Other Information. Annual notification as to the tax status of capital gains distributions, if any, is provided to shareholders shortly after June 30, the end of BBH ComSetSM's fiscal year. Additional tax information is mailed to shareholders in January. Under U.S. Treasury regulations, BBH ComSetSM is required to withhold and remit to the U.S. Treasury a portion (31%) of dividends and capital gains distributions on the accounts of those shareholders who fail to provide a correct taxpayer identification number (Social Security Number for individuals) or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to such withholdings. Prospective investors should submit an IRS Form W-9 to avoid such withholding.

     This tax discussion is based on the tax laws and regulations in effect on the date of this Prospectus, however such laws and regulations are subject to change. Shareholders and prospective investors are urged to consult their tax advisors regarding specific questions relevant to their particular circumstances.

     DESCRIPTION OF SHARES BBH ComSetSM is an open-end management investment company organized as a Maryland corporation on July 31, 2000. Its offices are located at 59 Wall Street, New York, NY 10005; its telephone number is (212) 493-7888. The Articles of Incorporation currently permit BBH ComSetSM to issue 25,000,000,000 shares of common stock, par value $0.001 per share. The Board of Directors has the power to designate on or more series of shares of common stock and to classify and reclassify any unissued shares with respect to such series.

     Each Fund share represents an equal proportionate interest in BBH ComSetSM with each other share. Upon liquidation or dissolution of BBH ComSetSM, BBH ComSetSM's shareholders are entitled to share pro rata in BBH ComSetSM's netassets available for distribution to its shareholders.

     Shareholders are entitled to one vote for each share held on matters on which they are entitled to vote. Shareholders in BBH ComSetSM do not have cumulative voting rights, and shareholders owning more than 50% of the outstanding shares of BBH ComSetSM may elect all of the Directors of BBH ComSetSM if they choose to do so and in such event the other shareholders in BBH ComSetSM would not be able to elect any Director of BBH ComSetSM. BBH ComSetSM is not required and has no current intention to hold meetings of shareholders annually but BBH ComSetSM will hold special meetings of shareholders when in the judgment of BBH ComSetSM's Directors it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances(e.g., upon application and submission of certain specified
documents  to  the   Directors  of  BBH  ComSetSM  by  a  specified   number  of
shareholders) the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Directors of BBH ComSetSM. Shareholders also have the right to remove one or more Directors of BBH ComSetSM without a meeting by a declaration in writing by a specified number of shareholders. Shares have no preference, pre-emptive, conversion or similar rights. The rights of redemption are described in the offering circular. Shares are fully paid and non-assessable by BBH ComSetSM.

     Stock certificates are not issued by BBH ComSetSM.

     The By-Laws of BBH ComSetSM provide that the presence in person or by proxy of the holders of record of one half of the shares of BBH ComSetSM outstanding and entitled to vote thereat shall constitute a quorum at all meetings of Fund shareholders, except as otherwise required by applicable law. The By-Laws further provide that all questions shall be decided by a majority of the votes cast at any such meeting at which a quorum is present, except as otherwise required by applicable law.

     The Articles of Incorporation and the By-Laws of BBH ComSetSM provide that BBH ComSetSM indemnify the Directors and officers of BBH ComSetSM to the full extent permitted by the Maryland Corporation Law, which permits indemnification of such persons against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with BBH ComSetSM. However, nothing in the Articles of Incorporation or the By-Laws of BBH ComSetSM protects or indemnifies a Director or officer of BBH ComSetSM against any liability to BBH ComSetSM or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     The Portfolio, in which all of the assets of BBH ComSetSM are invested, is organized as a trust under the law of the State of New York. The Portfolio's Declaration of Trust provides that BBH ComSetSM and other entities investing in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of BBH ComSetSM incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Accordingly, the Directors of BBH ComSetSM believe that neither BBH ComSetSM nor its shareholders will be adversely affected by reason of the investment of all of the assets of BBH ComSetSM in the Portfolio.

     Each investor in the Portfolio, including BBH ComSetSM, may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading and New York banks are open for business. At 4:00 P.M., Eastern time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., Eastern time on the following business day of the Portfolio.

     Whenever BBH ComSetSM is requested to vote on a matter pertaining to the Portfolio, BBH ComSetSM will vote its shares without a meeting of shareholders of BBH ComSetSM if the proposal is one, if which made with respect to BBH ComSetSM, would not require the vote of shareholders of BBH ComSetSM as long as such action is permissible under applicable statutory and regulatory requirements. For all other matters requiring a vote, BBH ComSetSM will hold a meeting of shareholders of BBH ComSetSM and, at the meeting of investors in the Portfolio, BBH ComSetSM will cast all of its votes in the same proportion as the votes of BBH ComSetSM's shareholders even if all Fund shareholders did not vote. Even if BBH ComSetSM votes all its shares at the Portfolio meeting, other investors with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio.

     Interests in the Portfolio have no preference, preemptive, conversion or similar rights, and are fully paid and non-assessable. The Portfolio is not required to hold annual meetings of investors, but will hold special meetings of investors when, in the judgment of its trustees, it is necessary or desirable to submit matters for an investor vote. Each investor is entitled to a vote in proportion to the share of its investment in the Portfolio.

     PORTFOLIO BROKERAGE TRANSACTIONS Brown Brothers Harriman & Co., as Investment Adviser for the Portfolio, places orders for all purchases and sales of portfolio securities, enters into repurchase and reverse repurchase agreements and executes loans of portfolio securities. Fixed-income securities are generally traded at a net price with dealers acting as principal for their own account without a stated commission. The price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. From time to time certificates of deposit may be purchased through intermediaries who may charge a commission for their services.

     On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

     Although the Portfolio generally holds investments until maturity and does not seek profits through short-term trading, it may dispose of any portfolio security prior to its maturity if it believes such disposition advisable.

     BOND, NOTE AND COMMERCIAL PAPER RATINGS There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by
non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to investors (i.e., BBH ComSet and other investors in the Portfolio); however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or the Distributor, or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

         Bond Ratings

Moody's Investors Service ("Moody's")

     Aaa - Bonds rated Aaa are judged to be of the "best quality". Issues rated Aaa may be further modified by the numbers 1, 2 or 3 (3 being the highest) to show relative strength within the rating category.

     Standard & Poor's Corporation ("S&P") AAA - The AAA rating is the highest rating assigned to debt obligations and indicates an extremely strong capacity to pay principal and interest.

         Note and Variable Rate Investment Ratings

     Moody's - MIG-1. Notes rated MIG-1 are judged to be of the best quality, enjoying strong protection from established cash flow of funds for their services or from established and broad-based access to the market for refinancing or both.

     S&P - SP-1. SP-1 denotes a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics are given a plus (+) designation (SP-1+).

         Corporate Commercial Paper Ratings

     Moody's - Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Prime-1 indicates highest quality repayment capacity of rated issue.

     S&P - Commercial Paper ratings are a current assessment of the likelihood of timely payment of debts having an original maturity of no more than 365 days. Issues rated A-1 have the greatest capacity for timely payment. Issues rated "A-1+" are those with an "overwhelming degree of credit protection."

         Other Considerations

     Among the factors considered by Moody's in assigning bond, note and commercial paper ratings are the following: (i) evaluation of the management of the issuer; (ii) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas;
(iii) evaluation of the issuer's products in relation to competition and customer acceptance; (iv) liquidity; (v) amount and quality of long-term debt;
(vi) trend of earnings over a period of 10 years; (vii) financial strength of a parent company and the relationships which exist with the issuer; and (viii) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

     Among the factors considered by S&P in assigning bond, note and commercial paper ratings are the following: (i) trend of earnings and cash flow with allowances made for unusual circumstances, (ii) stability of the issuer's industry, (iii) the issuer's relative strength and position within the industry and (iv) the reliability and quality of management.

ADDITIONAL INFORMATION

     As used in this Statement of Additional Information and the Prospectus, the term "majority of the outstanding voting securities" (as defined in the 1940
Act) currently means the vote of (i) 67% or more of the outstanding voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less.

     Fund  shareholders   receive  semi-annual   reports  containing   unaudited
financial statements and annual reports containing financial statements audited by independent auditors.

     Other mutual funds or institutional investors may invest in the Portfolio on the same terms and conditions as BBH ComSetSM. However, these other investors may have different operating expenses which may generate different aggregate performance results. Information concerning other investors in the Portfolio is available from Brown Brothers Harriman & Co.

     BBH ComSetSM may withdraw its investment in the Portfolio as a result of certain changes in the Portfolio's investment objective, policies or restrictions or if the Board of Directors of BBH ComSetSM determines that it is otherwise in the best interests of BBH ComSetSM to do so. Upon any such withdrawal, the Board of Directors of BBH ComSetSM would consider what action might be taken, including the investment of all of the assets of BBH ComSetSM in another pooled investment entity or the retaining of an investment adviser to manage BBH ComSetSM's assets in accordance with the investment policies described above with respect to the Portfolio. In the event the Directors of BBH ComSetSM were unable to accomplish either, the Directors will determine the best course of action.

FINANCIAL STATEMENTS

     The Annual Report of BBH ComSetSM dated June 30, 2002 has been filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder and is hereby incorporated herein by reference. A copy of the Annual Report will be provided without charge to each person receiving this Statement of Additional Information.